Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Harpoon Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)
	Equity	Preferred Stock, par value $0.0001 per share(1)
	Debt	Debt Securities(1)
	Other	Warrants(1)
	Unallocated (Universal Shelf)	—	457(o)	(2)	(3)	$190,000,000	0.00011020	$20,938

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share
	Equity	Preferred Stock, par value $0.0001 per share
	Debt	Debt Securities
	Other	Warrants
	Unallocated (Universal Shelf)	—	415(a)(6)	(4)		$60,000,000(4)	0.0001298		S-3	333-237175	April 23, 2020	$7,788

	Total Offering Amounts					$250,000,000		$20,938

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$20,938

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 415(a)(6) of the Securities Act, the securities being registered hereunder include $60,000,000 of unsold securities previously registered by the registrant’s Registration Statement on Form S-3 (File No. 333-237175) (the “Prior Registration Statement”), which was declared effective on April 23, 2020. The filing fee paid in connection with such unsold securities was $7,788 and will continue to apply to such unsold securities registered hereby. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.